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                                                                      Exhibit 23
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[KPMG LLP letterhead]

ACCOUNTANTS' CONSENT

To the Trustees of Hawaiian Electric Industries Capital Trust I:

We consent to incorporation by reference in Registration Statement Nos. 333-18809, 333-18809-01, 333-18809-02, 333-18809-03 and 333-18809-04 on Form S-3
of Hawaiian Electric Industries, Inc., Hawaiian Electric Industries Capital Trust I, Hawaiian Electric Industries Capital Trust II, Hawaiian Electric Industries Capital Trust III and HEI Preferred Funding, LP of our report dated January 23, 2002, relating to the balance sheets of Hawaiian Electric Industries Capital Trust I as of December 31, 2001 and 2000, and the related statements of earnings, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001, which report appears in this 2001 Annual Report on Form 10-K of Hawaiian Electric Industries Capital Trust I.

/s/ KPMG LLP

Honolulu Hawaii
March 20, 2002